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                                                        Exhibit 23(b)


                    CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-XXXXX) and related Prospectus of McDonnell Douglas Corporation for the registration of $1,000,000,000 aggregate principal amount of Debt Securities and Debt Warrants and to the incorporation by reference therein of our reports dated January 17, 1996, with respect to the consolidated financial statements and schedule of McDonnell Douglas Corporation and subsidiaries included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

We also consent to the use herein of our report with respect to the dollar amounts set forth in the "Summary Financial Information" under the captions "Summary of Operation" and "Balance Sheet Information" for each of the five years in the period ended December 31, 1995, included in the Prospectus.

                                                /s/ Ernst & Young LLP

St. Louis, Missouri                             Ernst & Young LLP
August 26, 1996